UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2011

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Item 5.07 below is incorporated in this Item 3.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 22, 2011, FNBH Bancorp, Inc. (the "Company") held a Special Shareholder Meeting.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated August 10, 2011, which Proxy Statement was previously filed with the Securities and Exchange Commission and mailed to shareholders.  The preliminary voting results for each matter voted on at the Special Shareholder Meeting are as disclosed below.

Proposal 1 – Proposed Amendment to the Company's Articles of Information to Effect a One (1) for Seven (7) Reverse Stock Split of the Company's Outstanding Common Stock.

The shareholders approved the proposed amendment to the Company's Articles of Incorporation to effect a one (1) for seven (7) reverse stock split.

For	Against	Abstain	Broker Non-Votes
1,717,151	246,298	28,038	0

Proposal 2 – Proposal to Authorize Management to Adjourn, Postpone or Continue the Special Meeting of Shareholders.

For	Against	Abstain	Broker Non-Votes
1,717,799	206,809	66,880	0

Pursuant to the reverse stock split, every seven (7) shares of the Company's common stock issued and outstanding immediately prior to the effective date of the reverse stock split will be combined and reclassified into one (1) share of common stock.  The Company will not issue fractional shares of common stock.  Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: September 28, 2011	By	/s/ Mark Huber
Mark Huber
Its: Chief Financial Officer